                                                EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 25, 1996 appearing on page 53 of the AMERCO Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

August 13, 1996
Phoenix, Arizona